Exhibit 3.5
AMENDED AND RESTATED
BYLAWS OF
REPLIDYNE, INC.
OFFICES
     Section 1. The principal office of the corporation shall be located at any place which the Board of Directors by resolution may designate from time to time. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors by resolution may designate from time to time.
STOCKHOLDERS MEETINGS
     Section 2. All meetings of the stockholders shall be held at any place, either within or without the State of Delaware, as .the Board of Directors may designate from time to time. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal business office of the corporation. Any such meeting may be adjourned to meet at such time and place as may be designated by the holders of a majority of the shares present or represented by proxy at any such meeting.
     Section 3. An annual meeting of the stockholders shall be held for the election of directors and for the transaction of any other proper business on such date as the Board of Directors by resolution may designate, at such time as provided in the notice therefore. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.
     Section 4. Special meetings of the stockholders, for any purpose, may be called by or at the direction of the President, by the Board of Directors, or by the holders of not less than a majority of all of the outstanding shares of the corporation entitled to vote at such meeting.
     Section 5. Written notice of each meeting of stockholders which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address, as it appears on the records of the corporation. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that notice has been given shall be prima facie evidence of the facts stated therein in the absence of fraud.
     When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the earlier meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6. A majority of the outstanding shares of stock of the corporation entitled to vote at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum.
          Unless otherwise provided by law, the Certificate of Incorporation, these Bylaws or agreement of the stockholders, the vote of the holders of a majority of shares of capital stock entitled to vote and present, in person or by proxy, at a meeting at which a quorum is present shall be the act of the stockholders.
     Section 7. If, at any meeting of stockholders, a quorum shall fail to attend at the time and place for which such meeting was called, or if the business of such meeting shall not be completed, the stockholders present in person, or represented by proxy, may, by a majority vote, adjourn the meeting from day to day or from time, to time.
     Section 8. Except as otherwise provided by law or by the certificate of incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At all elections of directors voting by ballot is not required.
     Section 9. Unless otherwise provided in the Certificate of Incorporation, any action required by the law of the State of Delaware to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under Delaware law, if such action had been voted on by stockholders at a meeting thereof, such certificate shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with this section and with Delaware law, and that written notice has been given as provided in this section and by Delaware law.

DIRECTORS
     Section 10. The business and affairs of the corporation shall be managed by a Board of Directors which shall be comprised of not less than one (1) and not more than seven (7) members, the exact number to be determined from time to time by a majority vote of the members of the Board of Directors then in office. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation.
     Section 11. An annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. If, for any reason, such annual meeting of directors is not or can not be held as herein prescribed, the officers may be elected at any meeting of the directors thereafter called for such purpose pursuant to these bylaws.
     Section 12. Regular meetings of the Board of Directors, other than annual meetings, may be held at such time and place as shall from time, to time be determined by the Board of Directors. After the time and place of such regular meetings shall have been so determined and notice thereof given to all of the directors, no notice of such regular meetings need to be given thereafter.
     Section 13. Special meetings of the Board of Directors for any purpose or purposes may be called by or at the direction of the President or any two or more directors to be held at such time and place as may be designated by the person or persons authorized to call such special meeting. Notice of any special meeting shall be given at least five (5) days prior to the date of the meeting by written notice delivered personally or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid.
     Section 14. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 15. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
     Section 16. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 17. If at any meeting of the Board of Directors a quorum shall fail to attend, a majority of the directors present at the time and place appointed for such meeting may adjourn the meeting from time to time for a period of not more than thirty (30) days at one time without notice other than oral announcement at the meeting and at adjournments thereof until a quorum shall attend. Any meeting of directors at which a quorum is present may also be adjourned in like manner and on like notice for such time or upon such call as may be determined by vote of a majority of the directors there present. At any adjournment of any such meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.
     Section 18. At a meeting of stockholders called expressly for that purpose, one or more directors may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.
     Section 19. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the stockholders of the corporation.
     Section 20. The directors as such shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses, if any, may be allowed for attendance at any regular or special meeting of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
COMMITTEES
     Section 21. The Board of Directors may designate, by resolution passed by a majority of the whole Board, one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
     Section 22. The duties, power, and authority of each such committee and the rules of procedure to be followed by any such committee, or the manner of determining such rules, shall be established by the Board of Directors at the time of appointing each such committee, subject to such limitations as may be set forth in the statutes of the State of Delaware.
     Section 23. The term of office of each member of each such committee appointed shall terminate at the close of the next succeeding meeting of the stockholders at which there is an election of the Board of Directors, subject to earlier termination by resignation or by the affirmative vote of a majority of the whole Board of Directors.

OFFICERS
     Section 24. The corporation shall have a President, Secretary and a Treasurer, who shall be elected by the Board of Directors. The corporation may have a Chairman of the Board and may have such additional or lesser officers as may be elected by the Board of Directors. No officer need be a director. One person may hold the offices and perform the duties of any two (2) or more offices except the offices of President or Chairman of the Board can not be held by the person who also holds the office of Secretary.
     Section 25. The corporation may have such other officers or agents as may be elected or appointed by the Board of Directors.
     Section 26. Each officer of the corporation shall hold his office until his successor is duly elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any of the officers of the corporation may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 27. The compensation of the officers shall be fixed by the Board of Directors and, unless fixed for a definite period, may be changed from time to time whenever the Board of Directors may deem such action necessary or advisable. The compensation of employees shall be fixed by the President or in such manner as the Board of Directors may determine.
     Section 28. The President shall be the chief executive officer and general manager of the corporation (and may also have the title of “Chief Executive Officer”) and shall have general supervision and direction over the business of the corporation. The President is vested with the right and authority to vote any stock of any other corporation, foreign or domestic, owned or held by the corporation at any meeting of the stockholders of such corporation, and to execute waivers of notice or proxies relating thereto to the same extent as though he were the owner of record thereof and shall perform such other duties as may be prescribed by the Board of Directors.
     Section 29. If the corporation has a Chairman of the Board, the Chairman of the Board shall be the chief policy officer of the corporation, shall preside at all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform such other duties as may be prescribed by the Board of Directors. The Chairman of the Board shall also be a member of the Board of Directors. If the corporation does not have a Chairman of the Board, all of such duties shall be placed on the President.
     Section 30. The Secretary of the corporation shall be responsible for the custody of the corporate seal and shall cause to be recorded all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall perform such other duties as may be prescribed by the Board of Directors.

     Section 31. The Treasurer of the corporation shall be responsible for custody of the funds of the corporation and shall maintain them in such bank or other depository as may be designated by the Board of Directors. He shall cause to be kept accurate books of account of the business of the corporation, shall make periodic reports thereof, and shall perform such other duties as prescribed by the Board of Directors.
     Section 32. In the event of the absence of any officer of the corporation or in the event that the Board of Directors shall for any reason deem such action necessary or expedient, the Board may from time to time delegate the powers or duties of such officer in whole or in part to any other officer or to any directors, provided that a majority of the entire Board shall concur therein.
CORPORATE STOCK
     Section 33. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the President or a Vice President and by the Treasurer, an assistant treasurer, the Secretary, or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 34. A certificate representing shares of stock of the corporation may be transferred only:
     (1) by delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby; or
     (2) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, such assignment or power of attorney being either in blank or to a specified person; or
     (3) by delivery of the certificate with assignment endorsed thereon or in a separate instrument signed by a trustee in bankruptcy, receiver, guardian, executor, administrator, or other person duly authorized by law to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby.
The corporation or its agents may require reasonable proof of the authenticity of the signatures appearing upon instruments provided for the purpose of effecting transfer of any such certificate.

     Section 35.
     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the laws of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery of such written consent to its principal office by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the laws of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     (c) In order that the corporation may determine the other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 36. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof, and the Board of Directors may in its discretion hold such owner of record to be entitled to receive dividends and to vote as such owner. The corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any person whether or not it shall have express or other notice thereof, save as expressly provided by law.

ADVISORY BOARD
     Section 37. In addition to the Board of Directors, the corporation shall have an Advisory Board consisting of a maximum of ten members. The Chief Scientific Officer or, if the Company does not have a Chief Scientific Officer, the President, may designate and appoint persons to act as members of the Advisory Board. Such appointment shall be subject to the approval of a majority of the Board of Directors. Persons appointed to serve as members of the Advisory Board shall be either former members of the Board of Directors, or persons who have an expertise in any matters as may constitute a material part of the business plan of the corporation in effect at any time or from time to time. The members of the Advisory Board shall meet annually, or as requested from time to time by the Board of Directors, to review and evaluate the research and development projects of the corporation and other technology intensive aspects of the corporation’s business plan as in effect at any time or from time to time and shall render a report (which may be in the form of the minutes of such meeting) to the Board of Directors concerning the action taken and matters discussed at the meeting. The members of the Advisory Board shall be compensated as determined by the Board of Directors by resolution adopted by a majority of the Directors which may include, at the discretion of the Board of Directors, participation in any stock incentive plan of the corporation.

GENERAL
     Section 38. Pertinent provisions of the law of the State of Delaware, where applicable, shall take precedence over these bylaws.
     Section 39. The power to adopt the initial bylaws of the corporation is vested in the corporation’s incorporator. Thereafter, the bylaws of the corporation may be altered, amended or repealed, or new bylaws may be adopted: (a) by a vote of the stockholders owning a majority of shares entitled to be voted, or (b) by the Board of Directors. Notice of any change of the bylaws by the Board of Directors shall be given each stockholder having voting rights within ten (10) days after the date of such action by the Board of Directors.
     Section 40. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words “Delaware Corporate Seal”.
     Section 41. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
     Section 42. Pronouns of the masculine gender shall be deemed to include the feminine with respect to these Bylaws.

Adopted February 6, 2002
Effective February___, 2002

/s/ Nebojsa Janjic

Nebojsa Janjic, Secretary

Amendment to Amended and Restated Bylaws
Adopted 12/15/04
INDEMNIFICATION
          Section 43.
               (a) The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”) or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).
               (b) The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.
               (c) The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.
     Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

               (d) Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
               (e) The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.
               (f) The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (g)  To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.
               (h)  Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
               (i)  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.
               (j)  For the purposes of this Bylaw, the following definitions shall apply:
                    (1)  The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
                    (2)  The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
                    (3)  The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
                    (4)  References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
                    (5)  References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

Amendment to Amended and Restated Bylaws
Adopted 12/8/05
DIRECTORS
     Section 10. The business and affairs of the corporation shall be managed by a Board of Directors which shall be comprised of not less than one (1) and not more than eight (8) members, the exact number to be determined from time to time by a majority of the members of the Board of Directors then in office. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation.